EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.


                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041

June 13, 2006

  FOR IMMEDIATE RELEASE
  Contact: Martin A. Thomson, Chief Executive Officer
  First Federal of Northern Michigan Bancorp, Inc.
  Tel (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                          ANNOUNCES QUARTERLY DIVIDEND


     ALPENA, Michigan - June 13, 2006 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ended June 30, 2006. The dividend will be payable to stockholders of record as of June 30, 2006 and will be paid on July 21, 2006. The Company has 3,150,432 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.
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